Exhibit 99.1

RAMCO-GERSHENSON PROPERTIES TRUST REPORTS
FINANCIAL AND OPERATING RESULTS FOR THE FOURTH QUARTER 2017

FARMINGTON HILLS, Michigan – February 20, 2018 - Ramco-Gershenson Properties Trust (NYSE:RPT) today announced its financial and operating results for the three and twelve months ended December 31, 2017.

FOURTH QUARTER FINANCIAL AND OPERATING RESULTS:

•	Net income available to common shareholders of $0.24 per diluted share, compared to $0.07 per diluted share for the same period in 2016.

•	Funds from Operations ("FFO") of $0.30 per diluted share, compared to $0.33 per diluted share for the same period in 2016.

•	Operating Funds from Operations (“Operating FFO”) of $0.31 per diluted share, compared to $0.34 per diluted share for the same period in 2016.

•	Generated same property NOI growth with redevelopment of 2.3% for the three months ended December 31, 2017.

•	Sold $101.4 million of non-core shopping centers.

•
Signed 40 comparable leases encompassing 206,502 square feet at a positive leasing spread of 8.9% with an annualized base rent ("ABR") of $14.47 per square feet, including seven new leases with an ABR of $18.06 per square feet and positive leasing spread of 16.8%.

•	Increased ABR to $15.16 per square foot, excluding ground leases, compared to $14.20 for the same period in 2016.

2017 FULL-YEAR HIGHLIGHTS

•	Generated same-center NOI growth with redevelopment of 2.4% for the twelve months ended December 31, 2017.

•
Signed 186 comparable leases encompassing 1,073,197 square feet at a positive leasing spread of 8.8%, including 24 new leases with an ABR of $19.38 per square feet and positive leasing spread of 18.0%.

•	Acquired one dynamic town center and one urban in-fill property for a purchase price totaling $168.3 million.

•	Sold $225.7 million of non-core shopping centers.

•	Completed approximately $15.5 million in redevelopment projects.

•	Posted portfolio leased occupancy of 93.3%, compared to 94.4% for the same period in 2016, primarily the result of bankruptcy closures in 2017.

•	Reduced Michigan rental exposure to 20.0% of total ABR.

"In 2017, we completed the sale of $226 million of non-core properties diversifying our portfolio in strategic non-coastal markets,"  said Dennis Gershenson, President and Chief Executive Officer.  "In 2018, our focus is on operating fundamentals, including growing occupancy, increasing our portfolio ABR and completing in-process redevelopment projects to maximize the value of our rebalanced portfolio."

FINANCIAL RESULTS:
For the three months ended December 31, 2017:

•	Net income available to common shareholders of $19.2 million, or $0.24 per diluted share, compared to $5.2 million, or $0.07 per diluted share for the same period in 2016.

•	FFO of $26.5 million, or $0.30 per diluted share, compared to $29.1 million, or $0.33 per diluted share for the same period in 2016.

i

•	Operating FFO of $27.7 million, or $0.31 per diluted share, compared to $29.5 million or $0.34 per diluted share for the same period in 2016.
For the twelve months ended December 31, 2017:

•	Net income available to common shareholders of $62.4 million, or $0.78 per diluted share, compared to $53.0 million, or $0.66 per diluted share for the same period in 2016.

•	FFO of $118.6 million, or $1.34 per diluted share, compared to $118.7 million, or $1.35 per diluted share for the same period in 2016.

•	Operating FFO of $119.6 million, or $1.36 per diluted share, compared to $119.9 million or $1.36 per diluted share for the same period in 2016.

BALANCE SHEET METRICS AND CAPITAL MARKETS ACTIVITY:

•	Net debt to annualized proforma adjusted EBITDA of 6.7X, interest coverage of 3.6X, and fixed charge coverage of 3.0X.

INVESTMENT ACTIVITY:
Dispositions

During the fourth quarter, the Company sold four shopping centers which are not part of the Company’s long-term portfolio strategy, at a gross sales price of $101.4 million. The properties sold are:

•	Millennium Park, Livonia, Michigan, a 273,000 square foot power center anchored by Meijer (shadow), Costco (shadow), The Home Depot, Marshalls, Michaels and Five Below;

•	Village Plaza, Lakeland, Florida, a 158,000 square foot center anchored by Hobby Lobby, Big Lots and Party City;

•	Liberty Square, Wauconda, Illinois, a 107,000 square foot Jewel-Osco anchored center; and

•	Rolling Meadows, Rolling Meadows, Illinois, a 134,000 square foot Jewel-Osco anchored center.

The Company’s total shopping center dispositions for the year totaled $225.7 million.

Redevelopment
At December 31, 2017, the Company's active redevelopment pipeline consisted of seven projects with an estimated total cost of $73.7 million, which are expected to stabilize in 2018 at an estimated weighted average return on cost of between 9% - 10%.

FINANCING ACTIVITY:

The Company closed a $75.0 million private placement of senior unsecured notes in December 2017. The notes were issued in three tranches with terms of 5, 10, and 12 years and a weighted average interest rate of 4.46%. Proceeds were used to pay off two mortgages totaling $36.7 million with an average interest rate of 4.64% as well as for general corporate purposes.

In addition, during the quarter, the Company amended and repriced its $75.0 million term loan due 2021. The transaction reduced the loan's interest rate by 35 basis points for the remainder of the term.

DIVIDEND:

In the fourth quarter, the Company declared a regular cash dividend of $0.22 per common share for the period October 1, 2017 through December 31, 2017 and a Series D convertible perpetual preferred share dividend of $0.90625 per share for the same period. The dividends were paid on January 2, 2018 to shareholders of record as of December 20, 2017. During the year, the Company declared dividends of $0.88 per common share. The Operating FFO payout ratio for the full year was 64.7%.

GUIDANCE:

The Company affirmed its 2018 FFO and Operating FFO guidance of $1.31 to $1.37 per share, as well as certain other key assumptions:

•	Same Property NOI growth including redevelopment of 2.25% to 3.75%.

•	Redevelopment Expenditures of $40.0 to $50.0 million.

•	Year End Physical Occupancy of 93% - 94%.

Measure	Low	High
Cash NOI	$1.99	$2.02
Non-cash adjustments	0.08	0.08
General and administrative	(0.26)	(0.24)
Interest expense	(0.50)	(0.49)
Total Operating FFO	$1.31	$1.37

CONFERENCE CALL/WEBCAST:

Ramco-Gershenson Properties Trust will host a live broadcast of its fourth quarter conference call on Wednesday, February 21, 2018 at 10:00 a.m. eastern time, to discuss its financial and operating results as well as its 2018 guidance. The live broadcast will be available on-line at www.rgpt.com and www.investorcalendar.com and also by telephone at (877) 407-9205, no pass code needed. A replay will be available shortly after the call on the aforementioned websites (for ninety days) or by telephone at (877) 481-4010, (Conference ID: 23919) through February 28, 2018.

SUPPLEMENTAL MATERIALS:

The Company’s quarterly financial and operating supplement is available on its corporate web site at www.rgpt.com. If you wish to receive a copy via email, please send requests to dhendershot@rgpt.com.

ABOUT RAMCO-GERSHENSON PROPERTIES TRUST:

Ramco-Gershenson Properties Trust (NYSE:RPT) is a premier, national publicly-traded shopping center real estate investment trust (REIT) based in Farmington Hills, Michigan.  The Company's primary business is the ownership and management of regional dominant and urban-oriented, infill shopping centers in key growth markets in the 40 largest metropolitan markets in the United States.  At December 31, 2017, the Company owned interests in and managed a portfolio of 56 shopping centers and three joint venture properties. At December 31, 2017, the Company's consolidated portfolio was 93.3% leased. Ramco-Gershenson is a fully-integrated qualified REIT that is self-administered and self-managed. For additional information about the Company please visit www.rgpt.com or follow Ramco-Gershenson on Twitter @RamcoGershenson and facebook.com/ramcogershenson/. This press release may contain forward-looking statements that represent the Company’s expectations and projections for the future. Management of Ramco-Gershenson believes the expectations reflected in any forward-looking statements made in this press release are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary, including deterioration in national economic conditions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, our continuing ability to qualify as a REIT and other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

Company Contact:
Dawn L. Hendershot, Senior Vice President Investor Relations and Public Affairs
31500 Northwestern Highway, Suite 300
Farmington Hills, MI 48334
dhendershot@rgpt.com
(248) 592-6202

RAMCO-GERSHENSON PROPERTIES TRUST
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	December 31, 2017	December 31, 2016

ASSETS		(as revised)
Income producing properties, at cost:
Land	$397,935	$374,889
Buildings and improvements	1,732,844	1,757,781
Less accumulated depreciation and amortization	(351,632)	(345,204)
Income producing properties, net	1,779,147	1,787,466
Construction in progress and land available for development or sale	58,243	61,224
Real estate held for sale	—	8,776
Net real estate	1,837,390	1,857,466
Equity investments in unconsolidated joint ventures	3,493	3,150
Cash and cash equivalents	8,081	3,582
Restricted cash and escrows	4,810	11,144
Accounts receivable, net	26,145	24,016
Acquired lease intangibles, net	59,559	72,424
Other assets, net	90,916	89,716
TOTAL ASSETS	$2,030,394	$2,061,498

LIABILITIES AND SHAREHOLDERS' EQUITY
Notes payable, net	$999,215	$1,021,223
Capital lease obligation	1,022	1,066
Accounts payable and accrued expenses	56,750	57,357
Acquired lease intangibles, net	60,197	63,734
Other liabilities	8,375	9,893
Distributions payable	19,666	19,627
TOTAL LIABILITIES	1,145,225	1,172,900

Commitments and Contingencies

Ramco-Gershenson Properties Trust ("RPT") Shareholders' Equity:
Preferred shares, $0.01 par, 2,000 shares authorized: 7.25% Series D Cumulative Convertible Perpetual Preferred Shares, (stated at liquidation preference $50 per share), 1,849 shares issued and outstanding as of December 31, 2017 and 2016, respectively	92,427	92,427
Common shares of beneficial interest, $0.01 par, 120,000 shares authorized, 79,366 and 79,272 shares issued and outstanding as of December 31, 2017 and 2016, respectively	794	793
Additional paid-in capital	1,160,862	1,158,430
Accumulated distributions in excess of net income	(392,619)	(384,934)
Accumulated other comprehensive income	2,858	985
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	864,322	867,701
Noncontrolling interest	20,847	20,897
TOTAL SHAREHOLDERS' EQUITY	885,169	888,598
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,030,394	$2,061,498

RAMCO-GERSHENSON PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months		Twelve Months
	December 31,		December 31,
	2017	2016	2017	2016
REVENUE
Minimum rent	$48,392	$48,253	$198,362	$192,793
Percentage rent	134	90	704	600
Recovery income from tenants	14,603	14,774	61,258	62,841
Other property income	993	1,239	4,303	4,167
Management and other fee income	141	98	455	529
TOTAL REVENUE	64,263	64,454	265,082	260,930

EXPENSES
Real estate tax expense	10,012	10,029	42,683	41,739
Recoverable operating expense	6,954	8,355	27,653	29,581
Non-recoverable operating expense	1,233	1,014	4,449	3,575
Depreciation and amortization	22,053	21,986	91,335	91,793
Acquisition costs	—	198	—	316
General and administrative expense	7,383	4,967	26,159	22,041
Provision for impairment	982	—	9,404	977
TOTAL EXPENSES	48,617	46,549	201,683	190,022

OPERATING INCOME	15,646	17,905	63,399	70,908

OTHER INCOME AND EXPENSES
Other expense, net	(96)	129	(708)	(177)
Gain on sale of real estate	16,843	96	52,764	35,781
Earnings from unconsolidated joint ventures	50	117	273	454
Interest expense	(10,995)	(10,696)	(44,866)	(44,514)
Other gain on unconsolidated joint ventures	—	—	—	215
(Loss) on extinguishment of debt	—	(409)	—	(1,256)
INCOME BEFORE TAX	21,448	7,142	70,862	61,411
Income tax provision	(24)	(65)	(143)	(299)

NET INCOME	21,424	7,077	70,719	61,112
Net income attributable to noncontrolling partner interest	(501)	(166)	(1,659)	(1,448)
NET INCOME ATTRIBUTABLE TO RPT	20,923	6,911	69,060	59,664
Preferred share dividends	(1,675)	(1,676)	(6,701)	(6,701)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$19,248	$5,235	$62,359	$52,963

EARNINGS PER COMMON SHARE
Basic	$0.24	$0.07	$0.78	$0.66
Diluted	$0.24	$0.07	$0.78	$0.66

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	79,366	79,268	79,344	79,236
Diluted	79,550	79,461	79,530	79,435

RAMCO-GERSHENSON PROPERTIES TRUST
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FUNDS FROM OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016

Net income	$21,424	$7,077	$70,719	$61,112
Net income attributable to noncontrolling partner interest	(501)	(166)	(1,659)	(1,448)
Preferred share dividends	(1,675)	(1,676)	(6,701)	(6,701)
Net income available to common shareholders	19,248	5,235	62,359	52,963
Adjustments:
Rental property depreciation and amortization expense	21,993	21,931	91,097	91,610
Pro-rata share of real estate depreciation from unconsolidated joint ventures	73	73	302	310
Gain on sale of depreciable real estate	(16,945)	—	(51,977)	(34,108)
Gain on sale of joint venture depreciable real estate	—	—	—	(26)
Provision for impairment on income-producing properties	—	—	8,422	—
Other gain on unconsolidated joint ventures	—	—	—	(215)
FFO available to common shareholders	24,369	27,239	110,203	110,534

Noncontrolling interest in Operating Partnership (1)	501	166	1,659	1,448
Preferred share dividends (assuming conversion) (2)	1,675	1,676	6,701	6,701
FFO available to common shareholders and dilutive securities	$26,545	$29,081	$118,563	$118,683

(Gain) loss on sale of land	102	(96)	(787)	(1,673)
Provision for impairment on land available for development or sale	982	—	982	977
Severance expense	60	43	715	492
Loss on early extinguishment of debt	—	—	—	1,256
Acquisition costs	—	198	—	316
Cost associated with early extinguishment of debt	30	281	110	(128)
Operating FFO available to common shareholders and dilutive securities	$27,719	$29,507	$119,583	$119,923

Weighted average common shares	79,366	79,268	79,344	79,236
Shares issuable upon conversion of Operating Partnership Units (1)	1,916	1,917	1,917	1,943
Dilutive effect of restricted stock	184	193	186	199
Shares issuable upon conversion of preferred shares (2)	6,740	6,630	6,740	6,630
Weighted average equivalent shares outstanding, diluted	88,206	88,008	88,187	88,008

FFO available to common shareholders and dilutive securities per share, diluted	$0.30	$0.33	$1.34	$1.35

Operating FFO available to common shareholders and dilutive securities per share, diluted	$0.31	$0.34	$1.36	$1.36

Dividend per common share	$0.22	$0.22	$0.88	$0.86
Payout ratio - Operating FFO	71.0%	64.7%	64.7%	63.2%

(1)	The total noncontrolling interest reflects OP units convertible 1:1 into common shares.

(2)
Series D convertible preferred shares are paid annual dividends of $6.7 million and are currently convertible into approximately 6.7 million shares of common stock. They are dilutive only when earnings or FFO exceed approximately $0.25 per diluted share per quarter and $1.00 per diluted share per year. The conversion ratio is subject to adjustment based upon a number of factors, and such adjustment could affect the dilutive impact of the Series D convertible preferred shares on FFO and earning per share in future periods.

RAMCO-GERSHENSON PROPERTIES TRUST
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)

Reconciliation of net income available to common shareholders to Same Property NOI

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net income available to common shareholders	$19,248	$5,235	$62,359	$52,963
Preferred share dividends	1,675	1,676	6,701	6,701
Net income attributable to noncontrolling partner interest	501	166	1,659	1,448
Income tax provision	24	65	143	299
Interest expense	10,995	10,696	44,866	44,514
Costs associated with early extinguishment of debt	—	409	—	1,256
Earnings from unconsolidated joint ventures	(50)	(117)	(273)	(454)
Gain on sale of real estate	(16,843)	(96)	(52,764)	(35,781)
Gain on remeasurement of unconsolidated joint venture	—	—	—	(215)
Other expense, net	96	(129)	708	177
Management and other fee income	(141)	(98)	(455)	(529)
Depreciation and amortization	22,053	21,986	91,335	91,793
Acquisition costs	—	198	—	316
General and administrative expenses	7,383	4,967	26,159	22,041
Provision for impairment	982	—	9,404	977
Lease termination fees	(23)	(71)	(83)	(139)
Amortization of lease inducements	44	44	175	221
Amortization of acquired above and below market lease intangibles, net	(1,130)	(1,069)	(4,397)	(3,397)
Straight-line ground rent expense	70	63	281	63
Amortization of acquired ground lease intangibles	6	6	25	6
Straight-line rental income	(872)	(948)	(2,669)	(2,383)
NOI	44,018	42,983	183,174	179,877
NOI from Other Investments	(4,951)	(4,788)	(25,529)	(25,866)
Same Property NOI with Redevelopment	39,067	38,195	157,645	154,011
NOI from Redevelopment (1)	(6,016)	(5,850)	(23,991)	(21,954)
Same Property NOI without Redevelopment	$33,051	$32,345	$133,654	$132,057

(1) The NOI from Redevelopment adjustments represent 100% of the NOI related to Deerfield Towne Center, Hunter’s Square, Woodbury Lakes and West Oaks, and a portion of the NOI related to specific GLA at Spring Meadows, The Shoppes at Fox River II, The Shops on Lane Avenue, Mission Bay, River City Marketplace and Town & Country for the periods presented. Because of the redevelopment activity, the center or specific space is not considered comparable for the periods presented and adjusted out of Same Property NOI with Redevelopment in arriving at Same Property NOI without Redevelopment.

RAMCO-GERSHENSON PROPERTIES TRUST
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)

	Three Months Ended December 31,
	2017		2016
Reconciliation of net income to proforma adjusted EBITDA
Net income	$21,424		$7,077
Gain on sale of real estate	(16,843)		(96)
Depreciation and amortization	22,053		21,986
Pro-rata share of depreciation from unconsolidated joint venture	73		73
Provision for impairment	982		—
Severance expense	60		43
Costs associated with early extinguishment of debt	—		409
Interest expense	10,995		10,696
Income tax provision	24		65
Lease termination income	(23)		(71)
Acquisition costs	—		198
Adjusted EBITDA	38,745		40,380
Proforma adjustments (1)	(1,324)		(251)
Proforma adjusted EBITDA	$37,421		$40,129
Annualized proforma adjusted EBITDA	$149,684		$160,516

Reconciliation of Notes Payable, net to Net Debt
Notes payable, net	$999,215		$1,021,223
Unamortized premium	(3,967)		(5,120)
Deferred financing costs, net	3,821		3,740
Consolidated notional debt	999,069		1,019,843
Pro-rata share of debt from unconsolidated joint venture	12,699		—
Capital lease obligation	1,022		1,066
Cash and cash equivalents	(8,081)		(3,582)
Net debt	$1,004,709		$1,017,327

Reconciliation of interest expense to total fixed charges
Interest expense	$10,616		$10,351
Preferred share dividends	1,675		1,676
Scheduled mortgage principal payments	758		777
Total fixed charges	$13,049		$12,804

Net debt to annualized proforma adjusted EBITDA	6.7	X	6.3	X
Interest coverage ratio (Adjusted EBITDA / interest expense)	3.6	X	3.9	X
Fixed charge coverage ratio (Adjusted EBITDA / fixed charges)	3.0	X	3.2	X

(1) 4Q17 excludes $1.3 million from acquisitions and dispositions including our Millennium Park joint venture. 4Q16 excludes $0.3 million related to miscellaneous income.

Ramco-Gershenson Properties Trust
Non-GAAP Financial Definitions

Certain of our key performance indicators are considered non-GAAP financial measures. Management uses these measures along with our GAAP financial statements in order to evaluate our operations results. We believe these additional measures provide users of our financial information additional comparable indicators of our industry, as well as our performance.
Funds From Operations (FFO) Available to Common Shareholders
As defined by the National Association of Real Estate Investment Trusts (NAREIT), Funds From Operations (FFO) represents net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of depreciable property and impairment provisions on depreciable real estate or on investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, plus depreciation and amortization, (excluding amortization of financing costs). Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. We have adopted the NAREIT definition in our computation of FFO available to common shareholders.
Operating FFO Available to Common Shareholders
In addition to FFO available to common shareholders, we include Operating FFO available to common shareholders as an additional measure of our financial and operating performance. Operating FFO excludes acquisition costs and periodic items such as gains (or losses) from sales of land and impairment provisions on land available for development or sale, bargain purchase gains, severance expense, accelerated amortization of debt premiums and gains or losses on extinguishment of debt that are not adjusted under the current NAREIT definition of FFO. We provide a reconciliation of FFO to Operating FFO. FFO and Operating FFO should not be considered alternatives to GAAP net income available to common shareholders or as alternatives to cash flow as measures of liquidity.
While we consider FFO available to common shareholders and Operating FFO available to common shareholders useful measures for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs, our computations of FFO and Operating FFO may differ from the computations utilized by other real estate companies, and therefore, may not be comparable. We recognize the limitations of FFO and Operating FFO when compared to GAAP net income available to common shareholders. FFO and Operating FFO available to common shareholders do not represent amounts available for needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. In addition, FFO and Operating FFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the payment of dividends. FFO and Operating FFO are simply used as for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs, our computations of FFO and Operating FFO may differ from the computations utilized by other real estate companies, and therefore, may not be comparable.
Adjusted EBITDA/Proforma Adjusted EBITDA
Adjusted EBITDA is net income or loss plus depreciation and amortization, interest expense net of deferred financing costs, severance expense, income taxes, gain or loss on sale of real estate, and impairments of real estate, if any. Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. Proforma Adjusted EBITDA further adjusts for the effect of the acquisition or disposition of properties during the period.
Same Property Operating Income
Same Property Operating Income ("Same Property NOI with Redevelopment") is a supplemental non-GAAP financial measure of real estate companies' operating performance. Same Property NOI with Redevelopment is considered by management to be a relevant performance measure of our operations because it includes only the NOI of comparable properties for the reporting period. Same Property NOI with Redevelopment excludes acquisitions and dispositions. Same Property NOI with Redevelopment is calculated using consolidated operating income and adjusted to exclude management and other fee income, depreciation and amortization, general and administrative expense, provision for impairment and non-comparable income/expense adjustments such as straight-line rents, lease termination fees, above/below market rents, and other non-comparable operating income and expense adjustments.

In addition to Same Property NOI with Redevelopment, the Company also believes Same Property NOI without Redevelopment to be a relevant performance measure of our operations. Same Property NOI without Redevelopment follows the same methodology as Same Property NOI with Redevelopment, however it excludes redevelopment activity that significantly impacts the entire property, as well as lesser redevelopment activity where we are adding GLA or retenanting a specific space. A property is designated as redevelopment when projected costs exceed $1.0 million, and the construction impacts approximately 20% or more of the income producing property's gross leasable area ("GLA") or the location and nature of the construction significantly impacts or disrupts the daily operations of the property. Redevelopment may also include a portion of certain properties designated as same property for which we are adding additional GLA or retenanting space.

Same Property NOI should not be considered an alternative to net income in accordance with GAAP or as a measure of liquidity. Our method of calculating Same Property NOI may differ from methods used by other REITs and, accordingly, may not be comparable to such other REITs.